SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                                 October 1, 2002


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                  11-2408943
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

 767 Fifth Avenue, New York, New York                      10153
 (Address of principal executive offices)                (Zip Code)


                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On October 1, 2002, The Estee Lauder Companies Inc. issued a press release reaffirming its expectations for sales growth and earnings per share for its first fiscal quarter ending September 30, 2002. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            THE ESTEE LAUDER COMPANIES INC.

Date:  October 1, 2002                    By:      /s/Richard W. Kunes
                                                   -------------------
                                                     Richard W. Kunes
                                                   Senior Vice President
                                                and Chief Financial Officer
                                                   (Principal Financial and
                                                      Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.        Description
-----------        -----------

       99.1        Press release dated October 1, 2002 of The Estee Lauder
                   Companies Inc.

The                                                                         News
Estee                                                                   Contact:
Lauder                                                       Investor Relations:
Companies Inc.                                                   Dennis D'Andrea
                                                                  (212) 572-4384

                                                                Media Relations:
767 Fifth Avenue                                                    Sally Susman
New York, NY  10153                                               (212) 572-4430

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:


           ESTEE LAUDER COMPANIES REAFFIRMS OUTLOOK FOR FIRST QUARTER


New York, NY, October 1, 2002 - The Estee Lauder Companies Inc. (NYSE: EL) today reaffirmed expectations for sales growth and earnings per share for its first fiscal quarter ending September 30, 2002. Net sales for the period are expected to rise approximately 2% on a constant currency basis. The positive effect of exchange rates is expected to increase reported sales growth for the quarter by approximately 1 to 2 percentage points. The Company said its estimate for earnings per share for the fiscal first quarter remains between $.25 and $.28.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "believes," "expect," "anticipate," "could," "plan," and "estimate," and those in Mr. Langhammer's remarks involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
   (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
   (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
   (iii) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
   (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
   (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
   (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings, that affect, or will affect, the Company's business;
   (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
   (viii)changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers, the cost and availability of capital, which the Company may need for new equipment, facilities or acquisitions and the assumptions underlying our critical accounting estimates;
   (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);
   (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;















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   (xi)  changes in product mix to products which are less profitable;
   (xii) the Company's ability to acquire or develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
   (xiii)the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom; and
   (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble, and Kate Spade.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.



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